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EXHIBIT 23.3

                     WILLIAMS & WEBSTER, P.S.
                   Certified Public Accountants
                       601 West Riverside
                            Suite 1940
                 Spokane, Washington   99201-0611
                          (509) 838-8111
                        FAX (509) 624-5001




             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Camden Mines Limited
Suite 1160 -1040 West Georgia Street
Vancouver, BC V6E 4H1
CANADA


We consent to the use of our audit report dated March 31, 2000, on the financial statements of Camden Mines Limited as of March
31, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2
Registration Statement filed with the Securities and Exchange
Commission.


/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

June 22, 2000